PART II – OFFERING CIRCULAR

Co-optrade

30 N Gould Street Ste R

Sheridan, WY 82801

Phone: +1(307) 275 8228

Website: https://www.co-optrade.com/

Best Efforts Offering of Units

Each Unit Comprised of One Common Share

Offering Price: $0.80 per Unit

Offering: 23,500,000 Units for $18,800,000

The proposed offering (the “Offering”) will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission (“SEC”). The Units are to be offered on a “best efforts” basis. The Offering will close upon the earlier of (1) the sale of 23,500,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. There is no minimum offering amount and funds raised may not be sufficient to complete the objectives of the Company set forth in this Offering Circular. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

OFFERING CIRCULAR DATED December 27 , 2017

THERE IS NO PUBLIC MARKET FOR THE SECURITIES IN THE U.S.

Investing in the Units involves risks. PLEASE REFER TO “RISK FACTORS” ON PAGE 3.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained. Generally, no sale

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may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer www.investor.gov.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

UNITS OFFERED	PRICE TO PUBLIC	COMMISSION/FEES	PROCEEDS TO COMPANY
Per Unit	$0.80	$0	$0.80
Total 23,500,000 Units	$18,800,000	$0	$18,800,000

TABLE OF CONTENTS:

Currency:

All references to dollars in this Offering Circular are to United States dollars.

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Item 3. Summary and Risk Factors

Offering Circular Summary

Tier 1 Offering under Regulation A+

This is a Regulation A+ Tier 1 offering where the securities will not be listed on a registered national securities exchange in the United States on qualification.

Co-optrade

Co-optrade was incorporated in the state of Wyoming, U.S.A. in August 28, 2017.

The Company is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact, or trade information and resources so that they may widen their network and different services.

As at the date of this Offering Circular, Co-optrade has 7,000,000 Common Shares outstanding.

Since creation of the Company in August 28, 2017, its activities have been funded entirely by advances from management and shareholders. It is possible that the Company will not succeed in its financings and there is no assurance that alternative funding will be available. Should adequate funding not be available, management of the Company will have to make decisions as to how the Company can carry on with its business plans.

The Company currently does not have funds to complete its Short Term Objectives. To implement and complete the steps outlined in “Short Term Objectives” on page 7 of this Offering Circular, the Company will need to be successful in its fundraising efforts under this Offering Circular.

The Company requires additional sources of funding to continue developing the business in ITEM 6 – Use of Proceeds to the Issuer on page 10 of this Offering Circular and the long-term plan to market the company and develop the targeting into multiple markets, which may come from private placements, public offerings or joint venture arrangements.

Overview of the Services:

Co-optrade (https://www.co-optrade.com) is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact, or trade information and resources so that they may widen their network and different services.

Our mission is to connect all visionaries, dreamers, and innovators by providing a network that links to different people and sites in one platform.

The visionaries, dreamers, and innovators that we aim are entrepreneurs who are adventurous, willing to learn new information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network.

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We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites.

We desire to create a social environment with educational tools and connections for the members to thrive together with other successful members.

Free Users and Tools

We are dedicated to establish a platform for thriving online entrepreneurs and interested parties to network. In addition, we strive to provide great software tools for educational and technical purposes, as well as for those who are just starting to learn how to be a professional mentor, online trader, freelancer, or entrepreneur. With this platform they can build and grow their skills, network, and credibility.

Professional Subscriptions Services

Professional subscriptions are designed to gain students or clients from the website, build credibility, and advertise professionalism.

We designed and build packages for:

1. Mentors- student list followers

2. Online Traders - trading journal

3. Start-ups- pitch decks

4. Free-lancers- gigs and clients list

All packages include discounts from our affiliates, or sponsors.

Transaction Services

The Entrepreneurs and interested parties consist of various industries but the biggest one is the Finance industry. We understand building and establishing a user's company and network requires different kinds of tools. With our income sharing platform and programs, every company will have an edge to increase sells in their products.

Sponsored Search Links and Database

Paid referrals or links will be featured for sponsors on start ups, freelance websites, trading companies, patents, and other sponsored links when searching.

Marketing Services

Even though the social networking site will have a lot tools for marketing. We can provide detailed marketing plans based on what kind of products or business the client may have.

We also have informative resources on Start-up marketing plans for those members who wish to take their idea or company public.

Market Analysis and Opportunity

Currently, there are a few entrepreneur oriented social networking service websites. Over the years, startup crowd funding sites, freelancer sites, mobile mini investment apps, business oriented sites, and other match making business oriented applications (apps) have been increasing. Co-optrade noticed a gap between these websites and mobile apps. By integrating all those sites, apps, or software tools into one social networking platform we believe we will fill the gap.

Digital Advertising is one of the main sources of income for a social networking services. The Digital Advertising market fuels its growth with targeted website and mobile advertising. The market for web and mobile platforms keeps growing as the years pass. In the United States of America alone, entrepreneurs have spent over one hundred billion dollars per year on digital marketing advertisement for web and mobile platforms. There is one hundred billion dollars to compete over within the industry. Through our pricing strategy of pay what you want and market-oriented pricing, we will be competitive, and at the same time aligned with our mission statement which is to connect all entrepreneurs and interested parties. We are planning to target the one percent of that spending which is approximately a one-billion-dollar revenue per year potential.

Management and Directors

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Melandrew Santos is our founder and has served as our CEO on August 2017.  He finished his Bachelor’s Degree on Business Management at University of Phoenix in San Diego California. He has over 7 years combined experience in fields of retail, finance, corporate office, California State service, US military reserve, and government contract.

Long Term Objectives

The Company’s long term objective is to establish Co-optrade as the leading international entrepreneur connecting company, targeting hundreds of industries and sectors globally, in multiple languages, by providing social media and networking services.

Short Term Objectives

The Company’s short term objectives are to complete the development of the website and mobile application for our social media and social networking services. We will also established Co-optrade as the prominent social networking service for entrepreneurs and interested parties on our country, United States of America.

Risk Factors

Summary of Risk Factors

An investment in the Units involves various risks. These include risks that are widespread and associated with any form of business and specific risks associated with the Company's business and its involvement in the insurance and tech market generally. Prospective investors should carefully consider the following risk factors, in addition to the other information presented in this Offering Circular, before making an investment decision. An investment in the Units is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of the investment. You should carefully consider the matters discussed beginning on page 3 of this Offering Circular before you decide whether to invest in the Units. Some of the risks include the following:

Company's limited history: The Company is in the early stage of development and must be considered a startup. As such, the Company is subject to many risks common to such enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues.

Company's negative operating cash flow: The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

Future financing requirements: The Company will need additional financing to continue in business and to implement the developments identified in ITEM 6 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms.

The Company cannot guarantee that the service will be used by companies in multiple industry sectors.

The Company’s commercially viability depends on the awareness of the service in entering different market places, therefore the marketing and advertising funding is key.

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Other key risk factors out with the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents. The effect of these factors cannot be accurately predicted.

Governmental and regulatory requirements: Government approvals and permits are currently, and may in the future be, required in connection with the Company's operations. Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine.

Limited public trading market: The Company’s Common Shares are currently not listed on a public market in the United States.

Dividends: Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

The Company’s Limited History

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources has no source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

Negative Operating Cash Flow

The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

Going Concern Risk

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations.  The Company cannot guarantee that the service will be used by companies in multiple industry sectors.  Investors should not invest any funds in the Offering unless they can afford to lose their entire investment.

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Development and Operations Risks

The development and marketing of technological applications involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

While the service to provide social networking site to diverse audience. Major expenditures may be required to develop the product to target hundreds of market places simultaneously, and the considerable cost to market the business to target those sectors to ensure profitability.

Whether the Co-optrade Services will be commercially viable depends on a number of factors, some of which are: the awareness of the service, competitors in the same market, consumers’ experience with the Company’s customer services department; changes in and application of government regulations, including regulations relating to internet usage, and taxes on internet purchases. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Technology operations generally involve a high degree of risk. Such operations are subject to worldwide market/developer activity, even some such activities that may enjoy sovereign government support.

Future Financing Requirements

The Company will need additional financing to continue in business and to implement the programs set out in ITEM 6 – USE OF PROCEEDS TO ISSUER on page 10 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If financing is obtained by issuing Common Shares from treasury, control of the Company may change and investors under the Offering may suffer additional dilution. To the extent financing is not available, programmer commitments, advertising payments, and retailer payments, if any, may not be satisfied and could result in a loss of earning opportunities by the Company.

Dependence Upon Key Personnel:

The Company, in order to successfully implement its growth plans, is dependent upon its current Board of Directors which includes Melandrew Santos, CEO.  The loss of any party could have a material adverse effect upon the Company’s business prospects. The Company will depend heavily on its management team to effectively implement its Business Plan.    The success of the Company will be largely dependent upon the performance of its key officers.

Difficulty of Planned Expansion;

The Company plans to continue to expand its level of operations following this offering. To manage its growth effectively, the Company must continue to improve and expand its existing resources and production systems. To do so, it must attract, train and motivate qualified managerial, financial, sales and marketing personnel.   There can be no assurance, however, that the Company will be able to successfully achieve these goals.

Market for Securities

There is no assurance that the listing of the securities of the Company will provide a liquid market for such securities. See ITEM 11 – SECURITIES BEING OFFERED on page 29 of this Offering Circular. There can be no assurance that an active public market for the Company's Common Shares will develop or be sustained after completion of the Offering. The price of the Units in this Offering was determined by the Company based upon

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several factors, and may bear no relationship to the price that will prevail in the public market. The holding of Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment.

Competition

There are social networking sites that provide information to a diverse audience. Facebook is the most dominant social networking site and has a vast number of users.

The market for social networking sites has grown and become more focus oriented. Co-optrade will change the social networking industry through connecting all the entrepreneurs such as freelancers, online traders, interested parties, start-up builders and other industry affected start-ups like the finance industry. We have concluded that there is a lack of network with these industries and users. We plan to eliminate that gap to connect them all into one database.

Dividend Policy

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

Arbitrary Offering Price

The Offering Price of the Units has been determined by the Company. The Offering Price is not an indication of the value of the Units and the underlying technology comprising the Units or that any of the Units and the securities comprising the Units could be sold for an amount equal to the Offering Price or for any amount.

Factors Beyond the Company's Control

Application of business development services and technology depends upon a number of factors, not the least of which is the technical skill of the programmers developing the software. Other key factors out with the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents. The effect of these factors cannot be accurately predicted.

ITEM 4. DILUTION

The price of the Units under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Units in the Offering will incur immediate dilution in the pro forma value of their Units. This means that investors that purchase Units will pay a price per Unit that exceeds the average per share value of the Company's previously issued Common Shares. The Company may from time to time issue additional Units or Common Shares, which may result in dilution of existing shareholders if the Units are sold at a price that is less than the average per share value of the Common Shares previously issued.

Units issued by the Company over the past year have been sold for a price that is approximately $.24 less than the price per Unit sold under this Offering Circular, which is not materially different.

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ITEM 5. PLAN OF DISTRIBUTION

No securities are being offered for the account of existing security holders.

A maximum of 23,500,000 Units are being offered by the Company on a “best efforts” basis. Each Unit is comprised of one Common Share. The Common Shares are a new issue from treasury. The Offering will close upon the earlier of (1) the sale of 23,500,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. The Company anticipates that there will be several closings during the course of the Offering. The Company has arbitrarily set the first closing approximately 60 days after this Offering Circular has been qualified by the SEC to allow the Company to access investor funds in stages, and closings are not subject to completion of the maximum under the Offering.

Prospective investors must send to the Company’s office a completed Subscription Agreement and payment of the subscription amount. The form of Subscription Agreement has been filed as Exhibit D under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s general bank account, and upon acceptance of the subscription by the Company, the funds will be available for the Company’s use. As there is no minimum amount to be raised under the Offering, the funds raised under the first and subsequent closings may not be sufficient to complete the activities described below in Item 6 – Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company will utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering on Crowdfunder, Inc. and EquityNet, LLC and may use other similar websites. The subscription crowdfunding websites do not conduct any diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on the Crowdfunding sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Units, these materials will not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular.

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ITEM 6. USE OF PROCEEDS TO ISSUER

Available Funds

	23,500,000 Units	9,375,000 Units	3,125,000 Units
	Offering $	Offering $	Offering $
Amount to be raised by this Offering(1)	18,800,000	7,500,000	2,500,000
Fees(2)	0	0	0
Estimated offering costs (e.g. crowdfunding, accounting)	20,000	20,000	20,000
Available Funds	18,780,000	7,480,000	2,580,000

Notes

There is no minimum amount required to be raised under this Offering. The table sets forth three scenarios depending on the number of Units subscribed for by potential investors. If the Offering is not fully subscribed, funds will be used for the priorities listed in the table below under Use of Net Available Funds.

The Company is marketing the Offering on a “best efforts” and does not anticipate paying fees or commissions. Management and directors will not be paid finders’ fees for raising funds under the Offering.

Use of Available Funds

The principal purposes for which the net proceeds of the Offering are intended to be used is to conduct further work developing the service.  The following table sets forth the Use of Proceeds for three scenarios for funds raised under the Offering.

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The ability of the Company to use funds as set forth in the following table is dependent on the amount of funds raised under this Offering. If less than 10,000,000 Units are subscribed for by prospective investors, the Company’s priority for use of funds will be as listed below.

	23,500,000 Units	9,375,000 Units	3,125,000 Units
Description of use of funds listed in order of priority	Offering $	Offering $	Offering $
Available Funds	18,800,000	7,500,000	2,500,000
USED FOR
Completion of Social Networking Site (1)	400,000	400,000	400,000
Completion of Social Networking Mobile App(2)	250,000	250,000	250,000
Advertising Six-Months (3)	6,000,000	2,250,000	1,000,000
Web Operations (4)	2,600,000	800,000	200,000
Establish Office Operations (5)	770,000	350,000	175,000
Cost Total	-10,020,000	-4,050,000	-2,025,000
Remain Funds (unallocated) (6)	8,780,000	3,450,000	475,000

Notes:

The Company plans to engage existing programmers to complete this work.

Key service is to develop social networking site and mobile app.

Aggressive marketing and advertising campaigns to target multiple markets.

Open modular sales operations in key cities across the world

Company plans to open operational office based in San Diego.  To hire the best tech talent and customer service staff are accessible and affordable compared to Silicon Valley.

In the event of a full Offering is not subscribed for, the funds raised will be used to pursue the Company goals as best as possible. If sufficient funds are raised from investors, the Company anticipates using a portion of the funds to pay monthly consulting fees for the services of the key employees.  If the full Offering is subscribed for, the remaining funds will be applied to working capital

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ITEM 7. DESCRIPTION OF BUSINESS OF CO-OPTRADE

Co-optrade was incorporated on August 28, 2017, pursuant to the laws of the state of Wyoming U.S.A. The Company is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact, or trade information and resources so that they may widen their network and different services.

Our mission is to connect all visionaries, dreamers, and innovators by providing a network that links to different people and sites in one platform. The visionaries, dreamers, and innovators that we aim are entrepreneurs who are adventurous, willing to learn additional information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network. We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites. We want to create a social environment with educational tools and connections for the members to thrive together with other successful members.

The registered office of Co-optrade is found at 30 N Gould Street Ste R, Sheridan, Wyoming 82801 U.S.A.

Overview of the Services:

Free Users and Tools

We are dedicated to setting up a platform for thriving online entrepreneurs and interested parties to network. In addition, we strive to give great software tools for educational and technical purposes, as well as for those who are just starting to learn how to be a professional mentor, online trader, freelancer, or entrepreneur. With this platform they can build and grow their skills, network, and credibility.

Professional Subscriptions Services

Professional subscriptions are designed to gain students or clients from the website, build credibility, and advertise professionalism.

We designed and build packages for:

1. Mentors- student list followers

2. Online Traders - trading journal

3. Start-ups- pitch decks

4. Free-lancers- gigs and clients list

All packages include discounts from our affiliates, or sponsors.

Transaction Services

The Entrepreneurs and interested parties consist of various industries but the biggest one is the Finance industry. We understand building and establishing a user's company and network requires different kinds of tools. With our income sharing platform and programs, every company will have an edge to increase sells in their products.

Sponsored Search Links and Database

Paid referrals or links will be featured for sponsors on startups, freelance websites, trading companies, patents, and other sponsored links when searching.

Marketing Services

Even though the social networking site will have a lot tools for marketing. We can give detailed marketing plans based on what kind of products or business the client may have.

We also have informative resources on Start-up marketing plans for those members who wish to take their idea or company public.

Market Analysis and Opportunity

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Currently, there are a few entrepreneur oriented social networking service websites. Over the years, startup crowdfunding sites, freelancer sites, mobile mini investment apps, business oriented sites, and other match making business oriented applications (apps) have been increasing. Co-optrade noticed a gap between these websites and mobile apps. By integrating all those sites, apps, or software tools into one social networking platform we believe we will fill the gap.

Digital Advertising are one of the main sources of income for a social networking services. The Digital Advertising market fuels its growth with targeted website and mobile advertising. The market for web and mobile platforms keeps growing as the years pass. In the United States of America alone, entrepreneurs have spent over one hundred billion dollars per year on digital marketing advertisement for web and mobile platforms. There is one hundred billion dollars to compete over within the industry. Through our pricing strategy of pay what you want and market-oriented pricing, we will be competitive, and at the same time aligned with our mission statement which is to connect all entrepreneurs and interested parties. We are planning to target the one percent of that spending which is approximately, one-billion-dollar revenue per year potential.

Employees

The Company employs no full-time persons and, now works with outside contractors.

General Development of the Business

Long Term Objectives

The Company’s long-term objective is to establish Co-optrade as the leading international entrepreneur connecting company, targeting hundreds of industries and sectors globally, in multiple languages, by providing social media and networking services.

Short Term Objectives

The Company’s short-term objectives are to complete the development of the website and mobile application for our social media and social networking services. We will also establish Co-optrade as the prominent social networking service for entrepreneurs and interested parties on our country, United States of America.

ITEM 8. MANAGEMENT’S DISCUSSION AND ANALYSIS

MD&A for the Year Ended September 30, 2017

The following discussion is management’s analysis of Co-optrade’s (the “Company” or “Co-optrade”) operating and financial data for the year ended September 30, 2017, as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the audited consolidated financial statements and notes for the year ended September 30, 2017.

This Management’s Discussion and Analysis (“MD&A”) was prepared as of September 30, 2017. Added information relating to Co-optrade can be found at www.Co-optrade.com.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by USA SEC securities regulators, known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause

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actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT Co-optrade.

Co-optrade Inc. was incorporated on August 28, 2017, pursuant to the laws of the state of Wyoming U.S.A. The Company is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact, or trade information and resources so that they may widen their network and different services.

Our mission is to connect all visionaries, dreamers, and innovators by providing a network that links to different people and sites in one platform. The visionaries, dreamers, and innovators that we aim are entrepreneurs who are adventurous, willing to learn new information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network. We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites. We desire to create a social environment with educational tools and connections for the members to thrive together with other successful members.

2017 OVERVIEW

The Company’s main activities during the 2017 period were evaluating the potential for the social networking site and App, developing them, planning the advertising, and working to organize the requisite funding.

On September 1, 2017, the Company issued 7,000,000 shares to the Company’s founders at a price of $0.001 per share with the founder’s pledge of paying additional amounts as needed.

GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date.  The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company has the following commitments for the next 12-month period: None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

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Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements.
There were no changes in the Company’s business activities during the year-ended September 30, 2017, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met.

Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

September 1, 2017
Common Shares Issued and Outstanding	7,000,000

CONTINGENT LIABILITIES

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The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.
Fair value

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a) Credit risk
Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b) Liquidity risk
Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of September 30, 2017, the Company had net working capital of $557. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units.  The Company had no contractual maturities of financial liabilities and other commitments as at September 30, 2017.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its development project and to meet its day to day operating requirements in order to continue as a going concern; and

To provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Co-optrade is a development stage technology company which involves a high degree of risk. The Company has not determined whether it will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

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The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Co-optrade’s website: www.co-optrade.com.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by United States SEC securities regulators, also known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT Co-optrade

Co-optrade was incorporated on August 28, 2017, pursuant to the laws of the state of Wyoming U.S.A.

The Company is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact, or trade information and resources so that they may widen their network and different services.

Our mission is to connect all visionaries, dreamers, and innovators by providing a network that links to different people and sites in one platform. The visionaries, dreamers, and innovators that we aim are entrepreneurs who are adventurous, willing to learn new information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network. We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites. We want to create a social environment with educational tools and connections for the members to thrive together with other successful members.

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Co-optrade TRIAL BALANCE

FROM THE INCEPTION (AUGUST 28, 2017) TO THE FISCAL YESR END 30 SEPTEMBER 2017

“Unaudited financial statements”

	DEBIT $	CREDIT $
Owners Investment – Melandrew Santos		3,105.00
Business Fees	300.00
Financial Consultation	300.00
Professional Fees	1,948.00
Assets	557.00
TOTAL	3,105.00	3,105.00

GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date have been funded primarily from the additional consideration for the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company may enter into advertising contracts during 2017-2018. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period: None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

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pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements.
There were no changes in the Company’s business activities during the year-ended September 30, 2017, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, including the Chief Executive Officer and Secretary/Treasurer, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met. Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

September 30,2017
Common Shares Issued and Outstanding	7,000,000

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

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The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a) Credit risk
Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b) Liquidity risk
Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of September 30, 2017, the Company had net working capital of $. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units.  The Company had no contractual maturities of financial liabilities and other commitments as at September 30, 2017.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Co-optrade is a development stage technology company which involves a high degree of risk. The Company has not determined whether its Social networking services will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

CONTINGENT LIABILITIES

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The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a) Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b) Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of September 30, 2017, the Company had net working capital of $7,303. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units.  The Company had no contractual maturities of financial liabilities and other commitments as at Septemeber 30, 2017.

c) Market risk

Market risk is the risk of loss that may arise from changes in the market factors such as interest rates, commodity and equity prices and foreign currency rates.

i. Interest rate risk

The Company has immaterial cash balances. Its current policy is to invest excess cash in investment-grade short-term money market accounts. The Company periodically monitors the investments it makes and is satisfied with the credit worthiness of its investments. Interest rate risk is minimal as interest rates are anticipated to remain at historically low levels with little fluctuation and any excess cash is invested in money market funds. Fluctuations in interest rates do not materially affect the Company as it either does not have significant interest-bearing instruments or the interest is at a fixed rate.

CAPITAL MANAGEMENT

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The Company’s objectives in managing its capital will be:

To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Co-optrade is a development stage technology company which involves a high degree of risk. The Company has not determined whether its social networking services will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Co-optrade’s website: www.Co-optrade.com.

ITEM 9 DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL POSITION AGE

NAME	POSITION	AGE	START OF TERM OF OFFICE	Approximate hours per week for part-time personnel
Melandrew Santos	CEO, Director	27	August 2017	32 or more

OFFICERS AND DIRECTORS

MELANDREW SANTOS:  CEO AND DIRECTOR

Melandrew Santos is our founder and has served as our CEO on August 2017.  He finished his Associates Degree credentials on Electronics Engineering at Mapua University and Bachelor’s Degree on Business Management at University of Phoenix. His specific employment during the past 5 years as follows:

2011-2013

Studied full-time at University of Phoenix, San Diego Campus at the same time worked as Retail Clerk and then promoted to a Merchandiser for Seafood City Company.

2014-2015

Worked as Financial Analyst for Insured Financial Solutions Company

2016

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Contracted to Work for California Department of Food and Agriculture as Agricultural Aide after the contract Joined United States Airforce Reserve for Military Training as an Airman Basic.

2017-Present Contracted to work as Comptroller Document Specialist by Vastec for United States Navy.

Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

ITEM 10. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Common Shares of the Company beneficially owned by all executive officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership	Percent of Class
Common Shares	Officer and Directors 30 N Gould Street, Sheidan, WY 82801	7,000,000 held directly	100%

ITEM 11. SECURITIES BEING OFFERED

Units

The Common Shares comprising the Units will separate immediately upon closing of the Offering. The Common Shares issued to investors under this Offering Circular are not subject to any trading restrictions under SEC regulations.

Restriction on Trading

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Resale of the Common Shares will be subject to resale restrictions until after a four-month hold period has expired. Until the restriction on trading expires, investors will not be able to trade the Common Shares. The four-month hold period commences on the date of a closing of the sale of Units under this Offering Circular.

Common Shares

Shareholders are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. The sole class of shares currently issued by the Company is Common Shares. Each Common Share shall entitle the holder thereof to one vote. Subject to the preferences accorded to holders of any other shares of the Company ranking senior to the Common Shares, shareholders are entitled to dividends if, as and when declared by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares, subject to the preferences accorded to any other shares of the Company ranking senior to the Common Shares, are entitled to share equally, share for share, in any remaining assets of the Company.

The liability of a shareholder of Common Shares is limited to the subscription amount paid by such shareholder for the shares and there are no other financial obligations to which a shareholder is or may be subject.

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FINANCIAL STATEMENTS

CO-OPTRADE INC.

BALANCE SHEET

FROM THE INCEPTION (AUGUST 28, 2017) TO THE FISCAL YEAR END 30 SEPTEMBER 2017

‘Unaudited financial statements’

2017
Assets
Checking	452.00
Savings	105.00
Total Checking/Savings	$557.00

Total Assets	$557.00

Liabilities & Equity
Proceeds from owners investment	3,105.00
Repayment on owners investment	0.00
Net Income	(2,548.00)
Total Equity	$557.00

Total Liabilities & Equity	$557.00

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CO-OPTRADE INC.

STATEMENTS OF OPERATIONS

FROM THE INCEPTION (AUGUST 28, 2017) TO THE FISCAL YEAR END 30 SEPTEMBER 2017

‘Unaudited financial statements’

2017
Revenue:	0.00
Total revenue	$0.00

Operating Expenses:
Business Fees	300.00
Financial Consultation	300.00
Professional Fees	1,948.00
Total Operating Expenses	$2,548.00

Income (loss) from operations	(2,548.00)

Net Income (Loss)	$(2,548.00)

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CO-OPTRADE INC.

STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)

FROM THE INCEPTION (AUGUST 28, 2017) TO THE FISCAL YEAR END 30 SEPTEMBER 2017

‘Unaudited financial statements’

	Common Stock
	Shares	Amount
Balance, Start Date(September 1, 2017)	7,000,000	$0

Shares Issued for Cash	0	0
Owner’s Investment	0	3,105
Net Loss	0	(2,548)
Balance, September 30, 2017	7,000,000	$557

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                                                  CO-OPTRADE INC.

STATEMENTS OF CASH FLOWS

FROM THE INCEPTION (AUGUST 28, 2017) TO THE FISCAL YEAR END 30 SEPTEMBER 2017

‘Unaudited financial statements’

2017
Cash Flows From Operating Activities
Net Income (Loss)	(2,548.00)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Increase/(Decrease) in accounts payable	0.00
Net Cash Used In Operating Activities	$(2,548.00)

Cash Flows From Financing Activities
Proceeds from owners investment	3,105.00
Repayment on owners investment	0.00
Net Cash Provided By Financing Activities	$3,105.00

Net cash increase for period	$557.00

Cash at End of Period	$557.00

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CO-OPTRADE INC.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 1 – ORGANIZATION

Organization

Co-Optrade Inc. (the "Company") was incorporated pursuant to the laws of the State of Wyoming on August 28, 2017, and began operations on August 28, 2017 (Inception). The Company is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact or trade information and resources so that they may widen their network and different services.

Our mission is to connect all visionaries, dreamers, and innovators by providing a network that links to different people and sites in one platform. The visionaries, dreamers, and innovators that we aim are entrepreneurs who are adventurous, willing to learn new information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network. We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites. We desire to create a social environment with educational tools and connections for the members to thrive together with other successful members. The business has had no revenues to date.

The Company has established a fiscal year end of September 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statement presented in this report is of Co-Optrade Inc.

The Company maintains its accounting records on a cash basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

The financial statement presents the Balance Sheet, Statements of Operations, Shareholders' Deficit and Cash Flows of the Company. These financial statements are presented in United States dollars. The accompanying audited financial statement has been prepared in accordance with U.S. GAAP. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The Company's financial statements are prepared using the cash method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of

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business. The Company has an accumulated deficit of $2,548 as of September 30, 2017. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares. We cannot be certain that capital will be provided when it is required.

 Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. There were no cash equivalents at September 30, 2017.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

Lease Commitments

Co-Optrade Inc. has no lease commitments.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 on June 6, 2011. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has various financial instruments that must be measured under the new fair value standard including: cash, convertible notes payable, accrued expenses, promissory notes payable, accounts receivable and accounts payable. The Company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company's cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Cash reported on the balance sheet are estimated by management to approximate fair market value due to their short-term nature.

The Company has had no transfers between levels of its assets or liabilities as of September 30, 2017.

Income Taxes

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The Company has no income tax obligations as of September 30, 2017, due to the Company having no profits from operations in its first fiscal period.

Stock Based Compensation

In December of 2004, the FASB issued a standard which applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are based on the fair value of those equity instruments. For any unvested portion of previously issued and outstanding awards, compensation expense is required to be recorded based on the previously disclosed methodology and amounts. Prior periods presented are not required to be restated. We adopted the standard as of inception. The Company has not issued any stock options to its Board of Directors and officers as compensation for their services. If options are granted, they will be accounted for at a fair value as required by the FASB ASC 718.

Net Loss per Share

The Company adopted the standard issued by the FASB, which requires presentation of basic earnings or loss per share and diluted earnings or loss per share. Basic income (loss) per share ("Basic EPS") is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") are similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. During the period from Inception to September 30, 2017, as the Company reported a net loss from operations, the diluted shares outstanding excludes the effective of dilutive securities due to the anti-dilutive effect. Because the Company did not have any potentially dilutive securities, there was no difference between the basic and diluted net loss per share.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for

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determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company's authorized capital is 75,000,000 common shares with a par value of $0.001 per share.

2017

 On September 1, 2017, the Company granted 7,000,000 founder’s shares to Melandrew Santos, CEO. As a result, the Company recorded the $0 value compensation to share subscriptions payable as founder shares compensation.

As of September 30, 2017, the Company has not granted any stock options or issued any common shares.

We have accounted for stock based compensation under the provisions of FASB Accounting Standards codification (ASC) 718-10-55. (Prior authoritative literature: FASB Statement 123 (R), Share-based payment.) This statement requires us to record any expense associated with the fair value of stock based compensation. Determining fair value requires input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

NOTE 4 - RELATED PARTY TRANSACTIONS

Common Stock

On September 1, 2017, the Company granted 7,000,000 founder’s shares to Melandrew Santos, CEO. As a result, the Company recorded the $0 value compensation to share subscriptions payable as founder shares compensation.

As of September 30, 2017, the Company has not granted any stock options or issued any common shares.

NOTE 5 – INCOME TAXES

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

No provision for federal income taxes has been recorded due to the Company having no profits from operations in its first fiscal period. The actual income tax provisions do not differ from the expected amounts, which is none.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

None

NOTE 7 – SUBSEQUENT EVENTS

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 As of the date of this filing, there are no additional subsequent events which require additional disclosure

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PART III EXHIBITS

INDEX TO EXHIBITS AND DESCRIPTION OF EXHIBITS

Number	Exhibit
2.1	Articles of Incorporation
2.2	By Laws
3.1	Founder Shares Subscription Agreement for Melandrew Santos dated October 2, 2017
4.1	Form of Subscription Agreement
12.1	Legal Opinion of Jackson L. Morris, ESQ.

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, CA, U.S.A., on December 27 , 2017.

Co-optrade

/s/Melandrew Santos

(signed) “Melandrew Santos”

Chief Executive Officer

Secretary

Chief Financial Officer

On behalf of the Board of Directors

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